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EXHIBIT 16.0

JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
Certified Public Accountants
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December 30, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: MAS Acquisition I Corp.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated December 18, 1997.

(2) We agree with the response.

(3) There have been no disagreements on matters of accounting and auditing between our firm and the Company.

Sincerely,

/s/ James E. Scheifley & Associates, P.C.
James E. Scheifley & Associates, P.C.



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